Exhibit 23.1

18012 Sky Park Circle, Suite 200
Irvine, California 92614
tel 949-852-1600
fax 949-852-1606
www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-294505) of Bimergen Energy Corporation of our report dated March 31, 2026, relating to the consolidated financial statements of Bimergen Energy Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Ramirez Jimenez International CPAs

Irvine, California

March 31, 2026